Exhibit 3.1

CERTIFICATE OF FORMATION

OF

AMERISAFE, INC.

As Amended and Restated on

June 10, 2026

ARTICLE I

NAME

The name of the Corporation is AMERISAFE, Inc.

ARTICLE II

ENTITY TYPE

The Corporation is a for-profit corporation.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Organizations Code (the “TBOC”).

ARTICLE IV

CAPITALIZATION

Section 4.1. Authorized Capital Stock.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 60,000,000 shares, consisting of (1) 10,000,000 shares of Preferred Stock, $.01 par value (the “Preferred Stock”) and (2) 50,000,000 shares of Common Stock, $.01 par value (the “Common Stock”). All cross-references in each subdivision of this Article IV refer to other paragraphs in such subdivision unless otherwise indicated.

Section 4.2. Preferred Stock.

The Board of Directors of the Corporation is authorized, subject to any limitations prescribed by the TBOC, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a statement pursuant to the applicable law of the State of Texas (a “Statement of Designation”), to establish from time to time the number of shares to be included in each such series, to fix and determine the designations, preferences, limitations and relative rights, including voting rights, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then issued), each of the foregoing as established pursuant to a resolution adopted by the Board of Directors of the Corporation and as provided in the TBOC.

In the case the number of shares of any series shall be decreased in accordance with the foregoing sentence, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares in such series.

Any new series of Preferred Stock may be fixed and determined as provided herein by the Board of Directors of the Corporation without approval of the holders of any class of the capital stock of the Corporation or any series thereof, and any such new series of Preferred Stock shall have such designations, preferences, limitations and relative rights, including voting rights.

Section 4.3. Common Stock.

Except as otherwise provided herein or as otherwise required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same powers, rights and privileges, subject to the same qualifications, limitations and restrictions. The powers, rights and privileges, and the qualifications, limitations and restrictions thereof in respect of the Common Stock are as set forth below:

(a) Voting Rights. Except as otherwise provided herein or as otherwise required by law, each holder of outstanding shares of Common Stock shall be entitled to vote on all matters on which the shareholders of the Corporation shall be entitled to vote, and each such holder of Common Stock shall be entitled to one vote on such matters for each share of such stock held by such holder.

(b) Dividends. Subject to the prior rights of the holders of Preferred Stock, the Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution shall be payable ratably on all shares of Common Stock; provided, however, that in the case of dividends payable in shares of common stock of the Corporation, or options, warrants or rights to acquire shares of such common stock, or securities convertible into or exchangeable for shares of such common stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Common Stock.

(c) Liquidation. In the event of any Liquidation Event, after payment shall have been made to holders of the Preferred Stock of the full amounts to which they shall be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Common Stock shall be entitled, to the exclusion of such holders of Preferred Stock, to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its shareholders.

ARTICLE V

REGISTERED OFFICE

The street address of the Corporation’s registered office is as follows:

211 E. 7th St., Suite 620

Austin, Texas 78701

ARTICLE VI

REGISTERED AGENT

The name of the Corporation’s registered agent at the Corporation’s registered office is Corporation Service Company.

ARTICLE VII

DENIAL OF PRE-EMPTIVE RIGHTS

The statutory right of any shareholder of the Corporation to exercise preemptive rights to acquire additional, unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied.

ARTICLE VIII

NON-CUMULATIVE VOTING

Cumulative voting is expressly prohibited.

ARTICLE IX

BYLAWS

The power to amend or repeal the Bylaws or to adopt new Bylaws shall be vested in either the shareholders or the Board of Directors of the Corporation, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors of the Corporation.

ARTICLE X

ELECTION OF DIRECTORS

Section 10.1. Number of Directors. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.

Section 10.2. Classified Board of Directors. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, as determined by the Board of Directors. At each annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast by holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section 10.3. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

Section 10.4. Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

Section 10.5. No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.

ARTICLE XI

SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors of the Corporation or the President and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the whole Board of Directors or by the holders of at least 25% of the Corporation’s then-outstanding shares of capital stock entitled to vote at such special meeting.

ARTICLE XII

INDEMNIFICATION

Each person who is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The right to indemnification under this Article XII shall extend to the heirs, executors, administrators and estate of any such Director or officer. The right to indemnification provided in this Article XII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XII to the extent provided by applicable laws. Any amendment or repeal of this Article XII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XIII

NO MONETARY LIABILITY OF DIRECTORS TO SHAREHOLDERS

To the fullest extent permitted by the TBOC, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. If the TBOC is hereafter amended to authorize, with the approval of a corporation’s shareholders, further elimination of the liability of a corporation’s directors for or with respect to any acts or omissions in the performance of their duties as directors of a corporation, then a Director of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBOC, as so amended. Any repeal or modification of this Article XIII shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE XIV

AMENDMENT

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Formation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Formation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIV; provided, however, that any amendment or repeal of Article XII or Article XIII of this Certificate of Formation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XV

SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action required by the TBOC, as the same may be amended from time to time, to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.